UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2021

Born, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-143630	20-4682058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880

Reno, Nevada 89501

(Address of principal executive offices (zip code))

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2019 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into Material Definitive Agreement

On February 16, 2021, Born, Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Alkeon Creators, Inc. (“Alkeon”), a United Kingdom corporation. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Alkeon was exchanged for 406,646,919 shares of common stock of the Company. The former stockholders of Alkeon acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  The transaction has been accounted for as a recapitalization of the Company, whereby Alkeon is the accounting acquirer.

Immediately after completion of such share exchange on February 16, 2021, the Company had a total of 409,353,807 issued and outstanding shares, with authorized share capital for common share of 500,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Alkeon is now a wholly-owned subsidiary.

On November 24, 2020, the Company amended its articles of incorporation to change its name from Quture International, Inc. to Born Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on November 24, 2020, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 1,000 (the “Reverse”). Additionally, the number of common shares authorized was reduced from 2,500,000,000 to 500,000,000. On December 1, 2020, FINRA declared the Name Change and the Reverse effective.

On February 2, 2021, the Company changed its fiscal year end to December 31.

On February 16, 2021, Mr. Wieland Kreuder stepped down as the sole officer and director of the Company and Mr. Jean Christophe Chopin was appointed as the sole officer and director.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on February 16, 2021, we acquired all the issued and outstanding shares of Alkeon pursuant to the Share Exchange Agreement and Alkeon became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Alkeon is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of Alkeon, we have now assumed Alkeon’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on February 16, 2021, the Company effectively acquired Alkeon in a Reverse Merger business combination transaction and of which the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Corporate History

Born, Inc. f/k/a “Quture International, Inc. (“Born”, or the “Company”), is a Nevada corporation, was formed in April 2011 to become an emerging healthcare knowledge solution company created to transform health and healthcare by developing the standard in measuring clinical performance and outcomes. The Company developed medical software with tools and analytics intended to reduce costs while improving clinical performance, outcomes, predictive insight, and evidence-based best clinical processes.

On August 10, 2011, holders of a majority of the Registrant’s outstanding Common Stock voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 900,000,000 shares to 2,510,000,000 par value $0.001 shares (the “Amendment”) of which (a) 2,500,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock.

During the period from March 22, 2013, through December 26, 2019, the Company was dormant.

On December 27, 2019, Custodian Ventures, LLC, an entity controlled by David Lazar, was appointed by the Nevada Court as the custodian of Quture. On December 31, 2019, Mr. Lazar became the only Director and Officer of the Company also acting as its President, Treasurer, and Secretary.

On April 5, 2020, the Company granted Mr. Lazar 10,000,000 preferred shares with super-voting rights of 21,000,000,000 common shares.

On September 10, 2020, the Company filed a Certificate of Designation with the State of Nevada changing the conversion and voting rights of the Company’s Series A preferred stock, $.001 par value per share to 250 for each one (1) share of Series A preferred stock.

On September 23, 2020, as a result of a private transaction, 10,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Shares”) of the Company were transferred from Custodian Ventures, LLC (the “Seller”) to FiveT Capital Holding AG (the “Purchaser”). As a result, the Purchaser became an approximately 50.2% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company and became the controlling shareholder. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

On September 23, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director. At the effective date of the transfer, Mr. Wieland Kreuder consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

On November 24, 2020, Quture International, Inc. amended its articles of incorporation to change its name to Born Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on November 24, 2020, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 1,000 (the “Reverse”). Additionally, the number of common shares authorized was reduced from 2,500,000,000 to 500,000,000. On December 1, 2020, FINRA declared the Name Change and the Reverse effective.

Business Overview

Born, Inc. (“Born” or the “Company”) is a US holding company incorporated in Nevada in April 2011, which operates through the Company’s wholly owned subsidiary Alkeon Creators Inc.  (“Alkeon”), a Delaware corporation incorporated in February 2019.

Born is a holding company that specializes in digital, data-led solutions to digitize retail supply chains and reimagine discovery and transactions online. Born owns Alkeon, a suite of B2B solutions and software products that digitize tradeshows and showrooms, as well as Born.com, a platform connecting numerous luxury design-led brands with premium retailers.

B2B subsidiary Alkeon Intelligence is the world’s first global SaaS market-network combining content, community, and commerce to connect buyers and sellers through a best-in-class platform, powered by machine learning it is dedicated to reimagining the discovery, transaction and connection of the B2B and B2C communities.

Alkeon Intelligence is a technology company that allows brands to create an always on commercial model, digitally optimize their existing infrastructure, capture detailed audience insights and more. Starting with the immediate needs of the $35M global trade show market (Statista), Alkeon has represented numerous buyers and products in the past year. Alkeon Intelligence as a company dedicated to supporting the needs of companies who are adapting to the current and future landscapes and need the right partner to support them through the process.

The Company is a global SaaS market network that connects curated brands with selected buyer.

Born owns a prestigious program in the design community, which serves as a prime acquisition channel for top brands and buyers It showcases creative journeys in design-led lifestyle with a focus on desirability, functionality, and integrity.

●	6 categories: Technology, Interiors, Fashion, Beauty, Sports & Outdoor, Retail Experience.
●	8 regions: America, UK, Italy, France, Spain, Africa, China and Rest of World
●	192 selected brands and buyers that will be promoted all year on partners channels

The Company’s revenue is subscription based. Such subscriptions range from $1,200 to $15,000 per year for designer brands, and is free for buyers.

General

The Company’s website and mobile app allow users to:

●	Digitalize their business (tradeshow, showrooms, agents, PR)
●	Extend online the existing offline experience all year
●	Create new revenues opportunities
●	Improve the return on investment for Brands and Buyers
●	Optimize and organize Buyers connection and avoid travel disruptions
●	Save about $2-4m in product development and 2-3 years

The main terms of the subscriptions are:

●	Duration: 3-5 years
●	Branding: powered by BORN Alkeon
●	Subscription fees sold by partners: split 50/50
●	Licensing fees: up to $100k / year / partner
●	Configuration fees: up to $50k / year
●	Onboarding fees: $300 per brand / $50 per buyer

Employees

We currently have 15 employees, one of whom is the officer and director. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. The Company has an employment contract with Jean Christophe Chopin. It is attached hereto as an Exhibit.

Intellectual Property

The Company has trademarked 38 names in a number of countries. It has an assumed value of approximately $475,874.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

We have a limited operating history

We have had limited recent operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During year ended December 31, 2019, the Company’s net revenue was $482,766.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition. See also Statement Regarding Forward-Looking Disclosure.

We operate in a highly competitive industry.

The advertising and marketing communications business is highly competitive and constantly changing. Our agencies and media services compete with other agencies and other providers of creative, marketing or media services to maintain existing client relationships and to win new business. Our competitors include not only other large multinational advertising and marketing communications companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the marketing and advertising space, creating opportunities for new and existing competitors and a need for continued significant investment in tools, technologies and process improvements. As data-driven marketing solutions become increasingly core to the success of our brands, any failure to keep up with rapidly changing technologies and standards in this space could harm our competitive position.

The client’s perception of the quality of our agencies’ creative work, its confidence in our ability to protect the confidentiality of their and their customers’ data and its relationships with key personnel at the Company or our agencies are important factors that affect our competitive position. An agency’s ability to serve clients, particularly large international clients, on a broad geographic basis and across a range of services and technologies may also be an important competitive consideration. On the other hand, because an agency’s principal asset is its people and freedom of entry into the industry is almost unlimited, our relationships with clients can be affected by the departure of key personnel and a small agency is, on occasion, able to take all or some portion of a client’s account from a much larger competitor.

Clients may terminate or reduce their relationships with us on short notice.

Many companies put their advertising and marketing communications business up for competitive review from time to time, and we have won and lost client accounts in the past as a result of such periodic competitions. Our clients may choose to terminate their contracts, or reduce their relationships with us, on a relatively short time frame and for any reason. A relatively small number of clients contribute a significant portion of our revenue.

Our ability to attract new clients and to retain existing clients may also, in some cases, be limited by clients’ policies or perceptions about conflicts of interest, or our own exclusivity arrangements with certain clients. These policies can, in some cases, prevent one agency, or even different agencies under our ownership, from performing similar services for competing products or companies.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the continued strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may lose or fail to attract and retain key employees and management personnel.

Our employees, including engineers, creative, digital, research, media and account specialists, and their skills and relationships with clients, are among our most valuable assets. An important aspect of our competitiveness is our ability to identify and develop the appropriate talent and to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award and factors which may be beyond our control. Changes to immigration policies or travel restrictions imposed as a result of public health, political or security concerns, that restrain the flow of professional talent may inhibit our ability to staff our offices or projects. In addition, the advertising and marketing services industry is characterized by a high degree of employee mobility and significant use of third-party or temporary workers to staff new, growing or temporary assignments. If we were to fail to attract key personnel or lose them to competitors or clients, or fail to manage our workforce effectively, our business and results of operations could be adversely affected.

If our clients experience financial distress, or seek to change or delay payment terms, it could negatively affect our own financial position and results.

At any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions could result in an increase in client financial difficulties that affect us. The direct impact on us could include reduced revenues and write-offs of accounts receivable and expenditures billable to clients, and if these effects were severe, the indirect impact could include impairments of intangible assets, credit facility covenant violations and reduced liquidity.

International business risks could adversely affect our operations.

We are a global business. Operations outside the United States represent a significant portion of our net revenues. These operations are exposed to risks that include local legislation, currency variation, exchange control restrictions, local labor and employment laws that hinder workforce flexibility, large-scale local or regional public health crises, and other difficult social, political or economic conditions. We also must comply with applicable U.S., local and other international anti-corruption laws, including the FCPA and the U.K. Anti-Bribery Act (2010), which can be comprehensive, complex and stringent, in all jurisdictions where we operate, certain of which present heightened compliance challenges. Export controls and economic sanctions, such as those maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, can impose limitations on our ability to operate in certain geographic regions or to seek or service certain potential clients. These restrictions can place us at a competitive disadvantage with respect to those competitors who may not be subject to comparable restrictions. Failure to comply or to implement business practices that sufficiently prevent corruption or violation of sanctions laws could result in significant remediation expense and expose us to significant civil and criminal penalties and reputational harm.

Given our substantial operations in the United Kingdom and Continental Europe, we face continued uncertainty surrounding the implementation and consequences of the U.K.’s June 2016 referendum in which voters approved the United Kingdom’s exit from the European Union, commonly referred to as “Brexit.” Under the withdrawal agreement negotiated between the U.K. and the E.U., the U.K. as of January 31, 2020, is no longer a member of the European Union, and a transitional period will occur through December 31, 2020, during which the parties intend to negotiate the terms of their future economic and trade relationship. During and following this transitional period, it is possible that Brexit and changes resulting from Brexit will cause increased regulatory and legal complexities, large exchange rate fluctuations and negative economic impacts. These impacts and any increased restrictions on the free movement of labor, capital, goods and services between the United Kingdom and the remaining members of the European Union, could create uncertainty surrounding our business, including our relationships with existing and future clients, suppliers and employees, and have an adverse effect on our business, financial results and operations.

In developing countries or regions, we may face further risks, such as slower receipt of payments, nationalization, social and economic instability, currency repatriation restrictions and undeveloped or inconsistently enforced commercial laws. These risks may limit our ability to grow our business and effectively manage our operations in those countries.

In addition, because a significant portion of our business is denominated in currencies other than the U.S. Dollar, such as the Australian Dollar, Brazilian Real, British Pound Sterling, Canadian Dollar, Chinese Yuan Renminbi, Euro and Indian Rupee, fluctuations in exchange rates between the U.S. Dollar and such currencies, including the persistent strength of the U.S. Dollar in recent periods, may adversely affect our financial results.

We are subject to industry regulations and other legal or reputational risks that could restrict our activities or negatively impact our performance or financial condition.

Our industry is subject to government regulation and other governmental action, both domestic and foreign. Advertisers and consumer groups may challenge advertising through legislation, regulation, judicial actions or otherwise, for example on the grounds that the advertising is false and deceptive or injurious to public welfare. Our business is also subject to specific rules, prohibitions, media restrictions, labelling disclosures and warning requirements applicable to advertising for certain products. Existing and proposed laws and regulations, in particular in the European Union and the United States, concerning user privacy, use of personal information and on-line tracking technologies could affect the efficacy and profitability of internet-based, digital and targeted marketing. We are also subject to laws and regulations that govern whether and how we can transfer, process or receive certain data that we use in our operations. The costs of compliance with these laws may increase in the future as a result of the implementation of new laws or regulations, such as the GDPR and the CCPA, or changes in interpretations of current ones, such as the interpretation of existing consumer protection laws as imposing restrictions on the online collection, storage and use of personal data. The imposition of restrictions on certain technologies by private market participants in response to privacy concerns could also have a negative impact on our digital business. If we are unable to transfer data between countries and regions in which we operate, or if we are prohibited from sharing data among our products and services, it could affect the manner in which we provide our services or adversely affect our financial results. Any failure on our part to comply with these legal requirements, or their application in an unanticipated manner, could harm our business and result in penalties or significant legal liability. Legislators, agencies and other governmental units may also continue to initiate proposals to ban the advertising of specific products, such as alcohol, tobacco or marijuana products, and to impose taxes on or deny deductions for advertising, which, if successful, may hinder our ability to accomplish our clients’ goals and have an adverse effect on advertising expenditures and, consequently, on our revenues. Governmental action, including judicial rulings, on the relative responsibilities of clients and their marketing agencies for the content of their marketing can also impact our operations. Furthermore, we could suffer reputational risk as a result of governmental or legal action or from undertaking work that may be challenged by consumer groups or considered controversial.

We rely extensively on information technology systems and could face cybersecurity risks.

We rely extensively and increasingly on information technologies and infrastructure to manage our business, including digital storage of marketing strategies and client information, develop new business opportunities and digital products, and process business transactions. The incidence of malicious technology-related events, such as cyberattacks, computer hacking, computer viruses, worms or other destructive or disruptive software, phishing attacks and other attempts to gain access to confidential or personal data, denial of service attacks or other malicious activities is on the rise worldwide and highlights the need for continual and effective cybersecurity awareness and education. Our business, which increasingly involves the collection, use and transmission of customer data, may make us and our agencies attractive targets for malicious third-party attempts to access this data. Power outages, equipment failure, natural disasters (including extreme weather), terrorist activities or human error may also affect our systems and result in disruption of our services or loss or improper disclosure of personal data, business information, including intellectual property, or other confidential information. We operate in many respects on a decentralized basis, with a large number of agencies and legal entities, and the resulting size, diversity and disparity of our technology systems and complications in implementing standardized technologies and procedures could increase our potential vulnerability to such breakdowns, malicious intrusions or attacks.

Likewise, data privacy breaches, as well as improper use of social media, by employees and others may pose a risk that sensitive data, such as personally identifiable information, strategic plans and trade secrets, could be exposed to third parties or to the general public. We operate worldwide, and the legal rules governing data transfers are often complex, conflicting, unclear or ever-changing. We also utilize third parties, including third-party “cloud” computing services, to store, transfer or process data, and system failures or network disruptions or breaches in the systems of such third parties could adversely affect our reputation or business.

Any such breaches or breakdowns could expose us to legal liability, be expensive to remedy, result in a loss of our or our clients’ or vendors’ proprietary information and damage our reputation. Efforts to develop, implement and maintain security measures are costly, may not be successful in preventing these events from occurring and require ongoing monitoring and updating as technologies and cyberattack techniques change frequently, or are not recognized until successful and efforts to overcome security measures become more sophisticated.

Our earnings would be adversely affected if we were required to recognize asset impairment charges

We evaluate all of our long-lived assets (including goodwill, other intangible assets and fixed assets), for possible impairment or realizability annually or whenever there is an indication that they are impaired or not realizable. If certain criteria are met, we are required to record an impairment charge or valuation allowance.

As of December 31, 2020, we have substantial amounts of indefinite-lived intangible assets on our Consolidated Balance Sheet. Future events, including our financial performance, market valuation of us or market multiples of comparable companies, loss of a significant client’s business or strategic decisions, could cause us to conclude that impairment indicators exist and that the asset values associated with these assets may have become impaired. Any significant impairment loss would have an adverse impact on our reported earnings in the period in which the charge is recognized. For further discussion of goodwill and other intangible assets, as well as our sensitivity analysis of our valuation of these assets, see Critical Accounting Estimates in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the public certain targets and milestones for our financial and operating performance that are intended to provide metrics against which to evaluate our performance. They should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution investors against placing undue reliance on them. See Statement Regarding Forward-Looking Disclosure.

The costs of compliance with sustainability or other social responsibility laws, regulations or policies, including client-driven policies and standards, could adversely affect our business.

As a non–location–specific, non–manufacturing service business we have to date been sheltered from or able to mitigate many direct impacts from climate change and related laws and regulations. We are, however, increasingly impacted by the effects of climate change and laws and regulations related to other sustainability concerns, and we could incur related costs indirectly through our clients. Increasingly our clients request that we comply with their own social responsibility, sustainability or other business policies or standards, which may be more restrictive than current laws and regulations, before they commence, or continue, doing business with us, and sustainability and governance issues are increasingly a focus of the investor community. Our compliance with these policies and related certification requirements could be costly, and our failure to comply could adversely affect our business relationships or reputation. If large shareholders were to reduce their ownership stakes in our Company as a result of dissatisfaction with our policies or efforts in this area, there could be negative impact on our stock price, and we could also suffer reputational harm. Further, if clients’ costs are adversely affected by climate change or related laws and regulations, this could negatively impact their spending on our advertising and marketing services. We could also face increased prices from our own suppliers that face climate change-related costs and seek to pass on their increased costs to their customers.

We have limited personal liability.

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

There are uncertain government regulations.

Our business will be subject to extensive regulation. There has been an active debate over the appropriate extent of regulation and oversight. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

There is major competition.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Our financial performance is dependent on the conditions of the fashion industries.

The results of our business is influenced by a number of external factors including fluctuations in material costs, labor costs, foreign currency exchange rates, customer attrition, raw material and energy costs, global credit market conditions, and other global and political factors, including trade policies. A slowdown in building and remodeling activity can adversely affect the financial performance of our company.

There are implications of being an emerging growth company.

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;
-	the first fiscal year after our annual gross revenues are $2 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or
-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, the 2019 novel coronavirus surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, Japan , Europe and Australia have initiated travel restrictions to and from China. The impacts of the outbreak are unknown and rapidly evolving.

This outbreak has resulted in the extended shutdown of certain businesses around the globe, which may in turn result in slowing overall industry growth. Even though our business has been an enabler, the future outcome of COVID-19 is unknown and could continue to have a negative impact on the global economy.

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “BRRN”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 351,206,422 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our subsidiaries or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into call option agreements in relation to each variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreements are primarily intended to help us collect debts owed to us by the subsidiaries or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the subsidiaries.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

Management’s discussion and analysis of financial condition and results of operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

Born, Inc. f/k/a “Quture International, Inc. (“Born”, or the “Company”), is a Nevada corporation, was formed in April 2011 to become an emerging healthcare knowledge solution company created to transform health and healthcare by developing the standard in measuring clinical performance and outcomes. The Company developed medical software with tools and analytics intended to reduce costs while improving clinical performance, outcomes, predictive insight, and evidence-based best clinical processes.

On August 10, 2011, holders of a majority of the Registrant’s outstanding Common Stock voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 900,000,000 shares to 2,510,000,000 par value $0.001 shares (the “Amendment”) of which (a) 2,500,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock.

During the period from March 22, 2013, through December 26, 2019, the Company was dormant.

On December 27, 2019, Custodian Ventures, LLC, an entity controlled by David Lazar, was appointed by the Nevada Court as the custodian of Quture. On December 31, 2019, Mr. Lazar became the only Director and Officer of the Company also acting as its President, Treasurer, and Secretary.

On April 5, 2020, the Company granted Mr. Lazar 10,000,000 preferred shares with super-voting rights of 21,000,000,000 common shares.

On September 10, 2020, the Company filed a Certificate of Designation with the State of Nevada changing the conversion and voting rights of the Company’s Series A preferred stock, $.001 par value per share to 250 for each one (1) share of Series A preferred stock.

On September 23, 2020, as a result of a private transaction, 10,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Shares”) of the Company were transferred from Custodian Ventures, LLC (the “Seller”) to FiveT Capital Holding AG (the “Purchaser”). As a result, the Purchaser became an approximately 50.2% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company and became the controlling shareholder. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

On September 23, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director. At the effective date of the transfer, Mr. Wieland Kreuder consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

On November 24, 2020, Quture International, Inc. amended its articles of incorporation to change its name to Born Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on November 24, 2020, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 1,000 (the “Reverse”). Additionally, the number of common shares authorized was reduced from 2,500,000,000 to 500,000,000. On December 1, 2020, FINRA declared the Name Change and the Reverse effective.

BORN, INC. (“Born”, the “Company”) is a global software-as-a- service (“SaaS”) market-network connecting curated brands and selected buyers primarily via the Internet. This is accomplished through the Company’s proprietary artificial intelligence platforms and its enterprise solutions.

BORN was incorporated in the United Kingdom in 2016 with goal of connecting world class designers and products with buyers and getting their products launched. It operates as a curated virtual trade fair and marketplace. In BORN.COM, brands have their showcase profile similar to what they would have in a booth in a trade fair. Buyers/retailers have also their profiles and they can visit/contact and connect with brands. Brands pay an annual subscription fee for having their showcase page. Until March 2020, the Company strategy was to sell to brands individually and invite retailers to set up the marketplace. With Covid-19 pandemic, the company pivoted to a new business revenue line and most of the cost focus was shifted to this. BORN initially competed with trade fairs. With Covid-19 limitations, trade fairs could not take place in 2020 and most are canceled for 2021 as well.

With the virtual trade fair infrastructure that BORN has and has been investing in since 2016, the Company started the product ALKEON Intelligence, which provides technological software for trade fairs. The trade fairs would introduce the number of brands and buyers to the Company.

The Company currently operates its business through a parent company and the four wholly-owned subsidiaries:

●	Alkeon Creators Inc. (“Alkeon”) was incorporated in February 2019 in Delaware. It is the parent company of Born Creative Holdings Limited (“BCHL”) and its three subsidiaries. BCHL was incorporated in the United Kingdom (“UK”) in November 2016.

●	Prior to the formation of Alkeon in 2019, BCHL was the parent company of three wholly owned subsidiaries, all of which UK based.

➢	Born Creators Limited (“BCL”) was incorporated in June 2014 in the UK and is based in London.

➢	Born Awards Limited (“BAL”) was incorporated in November 2016 and is based in London

➢	Born Brands Limited (“BBL”) was incorporated in November 2016 and is based in London

On February 2, 2020, the Company’s Board of Directors changed the fiscal year end from April 30 to December 31.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Liquidity and Capital Resources

On December 31, 2019 we had $42,683 in current assets compared to $266,650 at December 31, 2018. Current liabilities at December 31, 2019 totaled $5,596,484 compared to $4,739,383 at December 31, 2018.

At September 30, 2020, we had $3,704,084 in current assets compared to $42,683 at December 31, 2019. Current liabilities at September 30, 2020 totaled $6,129, 414 compared to $5,596,484 at December 31, 2019.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $482,766 and $1,180,834 for the years ended December 31, 2019 and 2018 respectively. For the year ended December 31, 2019 our cost of goods sold was $3,037 compared to $1,420 for the year ended December 31, 2018. For the year ended December 31, 2019 our expenses were $1,480,171 compared to $2,690,315 for the year ended December 31, 2018. As a result, we have net loss of $1,026,750 for the year ended December 31, 2019 and $1,586,435 for the year ended December 31, 2018.

We generated revenue of $709,040 for the nine months ended September 30, 2020 compared to 528,620 in revenue during the same period ended September 30, 2019. For the nine months ended September 30, 2020 our cost of goods sold was $770 compared to $-0- for the nine months ended September 30, 2019 .For the nine months ended September 30, 2020 our expenses were $1,723,684 compared to $1,018,485 for the nine months ended September 30, 2019. As a result, we have reported net loss of $1,119,947 for the nine months ended September 30, 2020 and $489,409 for the nine months ended September 30, 2019.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 1 - Summary of Significant Accounting Policies.

The following are deemed to be the most significant accounting policies affecting the Company.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated on consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company had no allowance for bad debts as of December 31, 2019 and December 31, 2018.

Inventories

Based on our business plan, the Company does not hold any inventory

Research and development expenditures

The Company does not conduct research and development

Property, plant and equipment, net

The Company has minimal office equipment. The majority of its assets are in its trademark

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2019 and 2018.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers do not include significant financing component and any variable consideration.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2019 and 2018.

As of December 31, 2019 and 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have 15 employees, one of whom is the officer and director. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. The Company has an employment contract with Jean Christophe Chopin. It is attached hereto as an Exhibit.

Off-Balance Sheet Arrangements

During the years ended December 31, 2019 and December 31. 2018 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Properties

Our mailing address is 717 N Highland Avenue, Los Angeles, CA 90038.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of February 16, 2020.

Name	Number of Shares of Common Stock	Percentage

Jean Christophe Chopin(1)	237,530,023	58%
All executives officers, directors, and beneficial ownership thereof as a group (1 person)	237,530,023	58%
Lioncap Global Management	41,729,311	10%
Cosmos Sicav PLC-Open Capital Fund	71,947,088	17.6%

There are no other officer or director 5 % shareholders.

(1)	224,886,042 of the shares are held trough Creators Guild Ltd. Mr. Chopin is the president of Creators Guild Ltd. Mr. Chopin was appointed as sole officer and director on February 16, 2021.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 409,353,807 shares of common stock outstanding as of February 16, 2021.

The mailing address of the stockholders referenced in the chart above is 717 N Highland Avenue, Los Angeles, CA 90038.

Directors and Executive Officers, Promoters and Control Persons

Mr. Jean Christophe Chopin was appointed Chairman of the Board and the sole officer and director on February 16, 2021. Mr. Wieland Kreuder resigned as the sole officer and director on February 16, 2021.

Name	Age	Position(s)
Jean Christophe Chopin	56	CEO, CFO, Secretary, Treasurer, Director

Wieland Kreuder	46	Former CEO, CFO, Secretary, Treasurer, Director

Jean Christophe Chopin, Chairman of the Board, CEO

Jean Christophe Chopin, Age 62, Jean Christophe Chopin is a serial entrepreneur and pioneer of the design led lifestyle. Jean Christophe Chopin founded BORN in 2016 to bring together his many years of experience and investment in the world of premium brands and digital. As one of the pioneers in digital commerce, he created his first company at the age of 17. After several years spent in the US he returned to Europe at the age of 26 and began successfully distributing financial and insurance products, first through Minitel and later internationally through the Internet. In 1996, Mr. Chopin completed a merger with E*Trade and expanded E*Trade into six European countries. In 1999, he sold his 75% stake of this E*Trade venture to the E*Trade Group Inc. In 2004, he did the same with Verisign Inc. and built a Joint Venture for Verisign Europe for online payments.

Wieland Kreuder, Age 46, former sole officer and director.

Mr. Wieland Kreuder, age 46, has worked at FiveT Capital Holding AG, Zurich, for thirteen years. He was an Executive Vice President from October 2007 to April 2014, and a Director from May 2014 to the present. Mr. Kreuder was an equity specialist trader at Baader Bank AG, Munich, from April 2004 to September 2007. He has a Master Degree in Economics from the University of Hohenheim.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the sole officer and director of Born, Inc. for the years ended December 31, 2019 and 2018.

Position	Name of Directors	Year	Salary before tax	Bonus	All other compensation	Total

Chief Executive	Jean Christophe Chopin	2019	$0	$0	$0	$0
Officer and Chairman		2018	$0	$0	$0	$0

Former Chief Executive	Wieland Kreuder	2019	$0	$0	$0	$0
Officer and Chairman		2018	$0	$0	$0	$0

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

As of December 31, 2019 and 2018, The Company had $5,100,323 and $4,273,511 in non-interest bearing related party notes to its CEO and founder who has funded the Company since inception. Additionally we recorded related party rent expense for a residence occupied by our CEO that also served as our corporate headquarters in the United States.  Our CEO has not taken a salary since the inception of the Company.

During the years ended December 31, 2019 and 2018 we recorded related party consulting expenses of $12,783 and $223,762, respectively. The consulting expenses incurred were for a Director who also served as a Business Development Executive in the Company.

As of December 31, 2019 and 2018 we had accounts payable due to related parties of $70,719 and $85,526.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Born, Inc. is currently listed under OTCQB tier of OTC markets, ticker symbol “BRRN.” The quotation of our common share does not assure a meaningful, consistent and liquid trading market currently exist. We cannot predict whether a more active market for our common share will develop in the future. In absence of an active trading market,

(1)	Investor may have difficulty buying or selling or obtaining market quotation,

(2)	Market visibility of our common share may be limited which may have a depressive effect on the market price for our common share.

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol BRRN. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range
Period	High	Low
Year ended December 31, 2019
Second Quarter	$.50	.30
Third Quarter	$.70	.50
Fourth Quarter	$.130	.30
Year Ended December 31, 2020:
First Quarter	$1.30	.40
Second Quarter	$1.10	.50
Third Quarter	$13.95	.90
Fourth Quarter	$14.00	3.00
Year ended December 31, 2021
First Quarter	$6.24	3.00

The closing market price of our common stock on February 5, 2021 was $3.35.

As mentioned in Item 101, an additional 406,646,919 restricted common shares were issued to the shareholders of Alkeon upon reverse acquisition activity. All additional issued common shares of Born Inc. is restricted from disposal for the lesser of 2 years from issuance, or one-year from the date of filing hereof. No options or warrants to purchase, or securities convertible into, common equity of the registrant. None of above mentioned additional issuance of restricted common share are issued to qualified institutional buyer as defined under § 230.144A

VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, 212-828-8436, is the registrar and transfer agent of our common share.

Holders

As of February 16, 2021, we had 48 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

There were also 10,000,000 shares of Series A Preferred Stock issued and outstanding at the time of the reverse merger activity on February 16, 2021. However, all 10,000,000 shares were exchanged, converted or retired as of the merger. The effect of the transaction is indicated under share issuance column.

Name	Shares
Creators Guild Ltd	224,886,042
Lioncap Global Management	41,729,311
Cosmos Sicav Plc - Open Capital Fund	71,947,088
MTS 2001 GTR Holdings, LLC	10,278,155
DAMVIX EQUITIES LLC	6,166,893
FiveT Capital Holding AG	20,556,311
Jean-Christophe Chopin	12,643,981
Brendan Wypich	8,429,320
Pierre Sapin	8,429,320
Vanessa Montes	1,580,497

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of February 8, 2021, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

On February 16, 2021, we consummated the Share Exchange Agreement with Alkeon Creators, Inc., a United Kingdom company, and all the shareholders of Alkeon to acquire all the issued and outstanding capital stock of Alkeon and return all of the Company’s Preferred Stock to treasury, in exchange for the issuance to the Shareholders an aggregate of 406,646,919 restricted shares of our common stock, which were issued on February 16, 2021.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We have authorized 500,000,000 shares of common stock with par value $0.001 per share. As at February 16, 2021, the Company has issued and outstanding 409,353,807 shares of common stock. We have authorized 10,000,000 Series A preferred stock with par value $0.001 per share. As at February 16, 2021, the Company has issued and outstanding 0 shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

The holders of our Series A preferred stock are entitled to 250 votes for each share held of record on all matters to be voted on by stockholders. The Series A preferred stock also convert into common stock at a rate of 250 for one. The holders of our preferred stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available, therefore. In the event of liquidation, dissolution or winding up of our company, the holders of preferred stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Series A preferred stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On September 23, 2020, as a result of a private transaction, 10,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Shares”) of the Company, were transferred from Custodian Ventures, LLC (the “Seller”) to FiveT Capital Holding AG (the “Purchaser”). As a result, the Purchaser became an approximately 50.2% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $265,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

On February 8, 2021, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Alkeon Creators, Inc. (“Alkeon”), a United Kingdom corporation. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Alkeon was exchanged for 406,646,919 shares of common stock of the Company. The former stockholders of Alkeon acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  As a result of the Share Exchange Agreement Jean Christophe Chopin became a 53.5% holder of the voting rights of the Company, and became the controlling shareholder.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Mr. Wieland Kreuder consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Wieland Kreuder, age 46, has worked at FiveT Capital Holding AG, Zurich, for thirteen years. He was an Executive Vice President from October 2007 to April 2014, and a Director from May 2014 to the present. Mr. Kreuder was an equity specialist trader at Baader Bank AG, Munich, from April 2004 to September 2007. He has a Master Degree in Economics from the University of Hohenheim.

On February 16, 2021, in conjunction with the Share Exchange Agreement, Wieland Kreuder resigned from all of his positions and appointed Jean Christophe Chopin as the sole officer and director.

Jean Christophe Chopin - President, Chief Executive Officer and Director

Jean Christophe Chopin, age 56 is a serial entrepreneur and pioneer of the design led lifestyle. Jean Christophe Chopin founded BORN in 2016 to bring together his many years of experience and investment in the world of premium brands and digital. As one of the pioneers in digital commerce, he created his first company at the age of 17. After several years spent in the US he returned to Europe at the age of 26 and began successfully distributing financial and insurance products, first through Minitel and later internationally through the Internet. In 1996, Mr. Chopin completed a merger with E*Trade and expanded E*Trade into six European countries. In 1999, he sold his 75% stake of this E*Trade venture to the E*Trade Group Inc.. In 2004, he did the same with Verisign Inc. and built a Joint Venture for Verisign Europe for online payments.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of Alkeon as of December 31, 2019 and 2018 and unaudited financial statements of Alkeon as for the nine months ended September 30, 2020 are appended to this report beginning on page 29.

Item 9.01 (b) Pro forma financial information .. The pro forma financial information required by this Item 9.01(b) is below.

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Born Inc. at September 30, 2020, and adjusts such information to give the effect of the acquisition of Alkeon Creators Inc., a United Kingdom corporation, as if the acquisition had occurred at January 1, 2019. The following pro forma EPS statement has been derived from the income statement of Alkeon Creators Inc. and adjusts such information to give the effect that the acquisition by Born Inc. at January 1, 2019 and September 30, 2020, respectively. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2020 or January 1, 2019.

BORN INC. AND ALKEON CREATORS, INC

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Born Inc.
	f/k/a
	Quture	Alkeon
	International	Creators, Inc.
	September 30	September 30
	2020(a)	2020(a)	Adjustments (b)	Consolidated
Revenue	$-	$709,040		$709,040
Cost of goods sold		770		770
Gross profit	-	708,270		708,270

Operating Expenses:
Administraive expense -related party	21,013,932			21,013,932
Selling, general & administrative		77,686		77,686
Depreciation		1,689		1,689
Travel and entertainment		(1,883)		(1,883)
Professional fees		13,008		13,008
Consulting fees		1,588,184		1,588,184
Related party rent expense	21,013,932	45,000		21,058,932
Total operating expenses	(21,013,932)	1,723,684		(19,290,248)
Income (loss) from operations	(21,013,932)	(1,015,414)		(22,029,346)

Other income (expense)
Interest (expense)		(104,533)		(104,533)
Gain from the extinguishment of debt	2,450,605	-		2,450,605
Other income (expense) net	2,450,605	(104,533)		2,346,072
Income (loss) before provision for income taxes	(18,563,327)	(1,119,947)		(19,683,274)
Provision (credit) for income tax	-	-		-
Net income (loss)	$(18,563,327)	$(1,119,947)		$(19,683,274)

Basic and diluted earnings(loss) per common share	$(7.47)	$(0.24)		$(7.92)

Weighted average number of shares outstanding	2,486,076	4,600,000	(4,600,000)	2,486,076
				-
Comprehensive loss:				-
Net income (loss)	$(18,563,327)	$(1,119,947)		$(19,683,274)
Foreign currency translation adjustment	-	134,552		134,552
Comprehensive income (loss)	$(18,563,327)	$(985,395)		$(19,548,722)

BORN INC. AND ALKEON CREATORS, INC

UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEETS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Born Inc.
	f/k/a
	Quture	Alkeon
	International	Creators, Inc.
	September 30	September 30
	2020(a)	2020(a)	Adjustments (b)	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$-	$3,688,024		$3,688,024
Accounts receivable		5,544		5,544
Other receivable		10,515		10,515
Total current assets		3,704,083		3,704,083
Trademark		460,289		460,289
Office equipment		4,068		4,068
Total Assets		$4,168,441		4,168,441

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$-	$325,997		325,997
Accrued expenses		123,875		123,875
Accounts payable related parties		68,403		68,403
Convertible notes		200,000		200,000
Notes payable related party		5,411,138		5,411,138
Total current liabilities	-	6,129,414		6,129,414
Total Liabilities	-	6,129,414		6,129,414

Commitments and contingencies		-		-

Stockholders’ Equity
Preferred stock, $0.0001 par value, 000 shares authorized, 000 shares issued and outstanding as of December 31, 2018 and December 31, 2018, respectively	10,000	-		10,000
Common stock, $0.0001 par value; 500,000,000 shares authorized, 2,486,076 issued and outstanding as of September 30, 2020	2,486	460	(460)	2,486
Additional paid in capital	26,513,076	4,237,468	460	30,751,004
Retained earnings (deficit)	(26,525,561)	(6,338,291)		(32,863,852)
Accumulated other comprehensive income (loss)	-	139,390		139,390
Total Stockholders’ Equity (Deficit)	-	(1,960,973)		(1,960,973)
Total Liabilities and Stockholders’ (Equity)	$-	$4,168,441		4,168,441

BORN INC. AND ALKEON CREATORS, INC

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

	Born Inc.
	f/k/a
	Quture	Alkeon
	International	Creators, Inc.
	December 31,	December 31,
	2019 (a)	2019 (a)	Adjustments (b)	Consolidated

Revenue	$-	$482,766		$482,766
COGS	-	3,037		3,037
Gross profit	-	479,729		479,729
				-
Operating Expenses:				-
Selling, general & administrative	42,560	603,339		645,899
Amortization		-		-
Depreciation		2,577		2,577
Travel and entertainment		38,796		38,796
Professional fees		14,825		14,825
Consulting fees		737,351		737,351
Related party rent expense		70,500		70,500
Related party consulting expense		12,783		12,783
Total operating expenses	42,560	1,480,171		1,522,731
Income (loss) from operations	(42,560)	(1,000,443)		(1,043,003)

Other income (expense)
Interest (expense)	-	(308)		(308)
Finance charges	-	(25,999)		(25,999)
Other income	-	-		-
Other income (expense) net	-	(26,308)		(26,308)
Income (loss) before provision for income taxes	(42,560)	(1,026,750)		(1,069,310)
Provision (credit) for income tax	-	-		-
Net income (loss)	(42,560)	(1,026,750)		(1,069,310)
				-
Basic and diluted earnings(loss) per common share	$(0.02)	$(0.22)		$(0.24)

Weighted average number of shares outstanding	2,486,076	4,600,000	$(4,600,000)	2,486,076
				-
Comprehensive loss:				-
Net income (loss)	$(42,560)	$(1,026,750)		$(1,069,310)
Foreign currency translation adjustment	-	(173,210)		(173,210)
Comprehensive income (loss)	$(42,560)	$(1,199,960)		$(1,242,520)

(a)	Born Inc. and Alkeon Creators, Inc. were under the common control of the CEO and one shareholder before and after the date of transfer. As a result the Company adopted the guidance in ASC 805-50-05-5 for the transfer of net assets between entities under common control to apply a method similar to the pooling-of-interests-method. Under the method the financial statements of the Company shall report results of operations for the period in which the transfer occurs as though the transfer of the net assets had occurred at the beginning of the period. Results of operations for the period will thus comprise both those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. Similarly, the Company shall present the statements of financial position and other financial information presented as of the beginning of the period as though the assets and liabilities had been transferred at that date. Financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information

(b)	To reclass equity accounts and share accounts to those of Born, Inc.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Alkeon Creators, Inc. (doing business as Born, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Alkeon Creators, Inc. as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

February 16, 2021

ALKEON CREATORS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018

ASSETS

Current assets
Cash and cash equivalents	$3,260	$12,203
Accounts receivable	38,706	211,041
Other receivable	716	8,675
VAT receivable	-	34,730
Total current assets	42,683	266,650

Trademark	475,874	457,681
Office equipment	2,350	3,507
Total Assets	$520,907	$727,838

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$273,583	$267,961
Accounts payable related party	70,719	85,526
Due to factor	29,189	95,702
Accrued expenses	84,110	12,804
Deferred Income	38,561	3,879
Notes payable related party	5,100,323	4,273,511
Total current liabilities	5,596,484	4,739,383
Total Liabilities	5,596,484	4,739,383

Stockholders’ Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized, 4,600,000 shares issued and outstanding as of December 31, 2019; and 2,000 shares par value $1.00; 2000 shares authorized, issued and outstanding as of December 31, 2018	460	2,000
Additional paid in capital	137,468	-
Retained earnings (deficit)	(5,218,343)	(4,191,593)
Accumulated other comprehensive income (loss)	4,838	178,048
Total Stockholders’ Equity (Deficit)	(5,075,577)	(4,011,545)
Total Liabilities and Stockholders’ (Equity)	$520,907	$727,838

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	December 31,	December 31,
	2019	2018

Revenue	$482,766	$1,180,834
COGS	3,037	1,420
Gross profit	$479,729	$1,179,414

Operating Expenses:
Selling, general & administrative	603,339	984,710
Depreciation	2,577	4,112
Travel and entertainment	38,796	105,199
Professional fees	14,825	10,046
Consulting fees	737,351	241,255
Related party rent expense	70,500	-
Related party consulting expense	12,783	223,762
Impairment of goodwill	-	1,121,233
Total operating expenses	1,480,171	2,690,315
Income (loss) from operations	(1,000,443)	(1,510,902)

Other income (expense)
Interest (expense)	(308)	-
Finance charges	(25,999)	(75,533)
Other income	-	-
Other income (expense) net	(26,308)	(75,533)
Income (loss) before provision for income taxes	(1,026,750)	(1,586,435)
Provision (credit) for income tax	-	-
Net income (loss)	(1,026,750)	$(1,586,435)

Basic and diluted earnings(loss) per common share	$(0.22)	$(793.22)

Weighted average number of shares outstanding	4,600,000	2,000

Comprehensive loss:
Net income (loss)	$(1,026,750)	$(1,586,435)
Foreign currency translation adjustment	(173,210)	214,668
Comprehensive income (loss)	$(1,199,960)	$(1,371,767)

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

					Accumulated
	Common Stock		Additional paid in	Retained earnings	other comprehensive	Equity/
	Shares	Value	capital	(Deficit)	income (loss)	Deficit
Balances at December 31, 2017	3,100	$3,100	$-	$(2,605,158)	$36,620	$(2,638,678)

Recapitalization	(1,100)	$(1,100)				(1,100)

Net loss				(1,586,435)		(1,586,435)

Accumulated other comprehensive income (loss)					$214,668	214,668

Balance at December 31, 2018	2,000	$2,000	$-	$(4,191,593)	$178,048	$(4,011,545)

Balance at December 31, 2018	2,000	$2,000	$-	$(4,191,593)	$178,048	$(4,011,545)

Recapitalization	(2,000)	(2,000)				(2,000)

Donated Capital/Paid in capital			137,468			137,468

Issuance of Founders shares to officer	4,500,000	450				450

Issuance of Founders shares to employees	100,000	10				10

Net loss				(1,026,750)		(1,026,750)

Accumulated other comprehensive income (loss)					(173,210)	(173,210)

Balance at December 31, 2019	4,600,000	$460	$137,468	$(5,218,343)	$4,838	$(5,075,577)

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

STATEMENTS OF CONSOLIDATED CASH FLOWS

	Year ended
	December 31,	December 31,
	2019	2018
Cash Flows From Operating Activities:
Net income (loss)	$(1,026,750)	$(1,586,435)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Amortization of intangible assets	-	-
Depreciation	2,577	4,112
Impairment of goodwill	-	1,121,233
Write down of assets	-	186,310
Changes in operating assets and liabilities
Accounts receivable	181,930	(189,688)
VAT receivable (payable)	34,755	(36,330)
Accounts payable	36,842	(73,884)
Accounts payable related party	17,523	89,465
Net cash provided by (used for) operating activities	(753,124)	(485,217)

Cash Flows From Investing Activities:
Purchase of fixed assets	(1,329)	-
Write down of assets	-	-
Net cash provided by (used for) investing activities	(1,329)	-

Cash Flows From Financing Activities:
Donated Capital	137,468	-
Notes payable related party	607,977	479,857
Net cash provided by (used for) financing activities	745,445	479,857

Effect of exchange rates on cash and cash equivalents	65	(773)
Net Increase (Decrease) In Cash	(8,943)	(6,133)
Cash At The Beginning Of The Period	12,203	18,335
Cash At The End Of The Period	$3,260	$12,203

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

1.	NATURE OF OPERATIONS

Alkeon Creators, Inc (“Alkeon”, the “Company”) is a global software-as-a- service (“SaaS”) market-network connecting curated brands and selected buyers primarily via the Internet. This is accomplished through the Company’s proprietary artificial intelligence platforms and its enterprise solutions.

The Company currently operates its business through a parent company and the four wholly-owned subsidiaries:

●	Alkeon Creators Inc. (“Alkeon”) was incorporated in February 2019 in Delaware. It is the parent company of Born Creative Holdings Limited (“BCHL”) and its three subsidiaries. BCHL was incorporated in the United Kingdom (“UK”) in November 2016.

●	Prior to the formation of Alkeon in 2019, BCHL was the parent company of three wholly owned subsidiaries, all of which UK based.

➢	Born Creators Limited (“BCL”) was incorporated in June 2014 in the UK and is based in London.

➢	Born Awards Limited (“BAL”) was incorporated in November 2016 and is based in London

➢	Born Brands Limited (“BBL”) was incorporated in November 2016 and is based in London

BCHL was incorporated in the United Kingdom in 2016 with goal of connecting world class designers and products with buyers and getting their products launched. It operates as a curated virtual trade fair and marketplace. In BORN.COM, brands have their showcase profile similar to what they would have in a booth in a trade fair. Buyers/retailers have also their profiles and they can visit/contact and connect with brands. Brands pay an annual subscription fee for having their showcase page. Until March 2020, the Company strategy was to sell to brands individually and invite retailers to set up the marketplace. With Covid-19 pandemic, the company pivoted to a new business revenue line and most of the cost focus was shifted to this. BORN initially competed with trade fairs. With Covid-19 limitations, trade fairs could not take place in 2020 and most are canceled for 2021 as well.

With the virtual trade fair infrastructure that BORN has and has been investing in since 2016, the Company started the product ALKEON Intelligence, which provides technological software for trade fairs. The trade fairs would introduce the number of brands and buyers to the Company.

The Company’s accounting year is December 31.

COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. The UK and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the UK’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has received all of its funding from its founder and CEO Jean-Christophe Chopin. During 2020, the Company raised approximately $5.3 million in proceeds from the private placement of common shares to four accredited investors. These shares were provided from the personal shares of the Company’s Founder and CEO and the proceeds significantly improved the Company’s liquidity in 2020.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2019 and 2018, the consolidated financial statements include the accounts of Alkeon and its wholly-owned subsidiaries, BCHL,BCL,BAL and BBL. All intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, purchase price allocation of acquired businesses, impairment of goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. This new guidance was initially effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016 and early adoption was not permitted. However, in July 2015, the FASB voted to defer the effective date of this ASU by one year for reporting periods beginning after December 15, 2017, with early adoption permitted as of the original effective date. As a result, the effective date for the Company is January 1, 2018.

Entities have the option of using either a full retrospective or a modified approach to adopt the guidance. The Company adopted this ASU in accordance with the modified retrospective method, effective January 1, 2018 for all contracts not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606.

The Company identifies a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the Company’s contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

The Company determines the transaction price for each contract based on the consideration it expects to receive for the distinct services being provided under the contract.

The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as it performs under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

●	Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. As of December 31, 2020 and 2019 the Company had $3,260 and $12,203, respectively in cash on hand.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company had no allowance for bad debts as of December 31, 2019 and December 31, 2018.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations.

Depreciation is provided at the following annual rates in order to write off the cost less estimated residual value of each asset over its estimated life.

The only fixed assets in the Company is computer equipment which is depreciated over a four year period.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Our amortizable intangible assets consist of indefinite-lived trade names which are amortized.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment on December 31, 2019 and 2018 on our subsidiaries with goodwill and intangible asset amounts on their respective balance sheets and determined that no impairment existed for trademarks. However, during the period ended December 31, 2018 we determined that our goodwill of $1,121,233 was fully impaired and recorded an impairment of goodwill charge of the same amount on our Consolidated Statements of Operations for the year ended December 31, 2018.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at December 31, 2019 and 2018.

Factoring

The Company accounts for the transfer of our accounts receivable to a third party under a factoring agreement in accordance with ASC 860-10-40-5 “Transfers and Servicing”. ASC 860-10 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable) we do not meet the third test of effective control since our accounts receivable sales agreement with the factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability, due to factors, in “accrued liabilities” on our consolidated balance sheet. As of December 31, 2019, and 2018, the amounts due to factors were $29,189 and $95,702 respectively.

Foreign Currency Translation

With the exception of Alkeon, the functional and reporting currency of all Born UK entities is the British pound (“GBP”). Management has adopted FASB ASC 830, Foreign Currency Matters for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company’s operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company’s stockholders’ equity.

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2019, and 2018, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling and marketing expenses.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. There were no dilutive equivalents as of December 31, 2019 and December 31, 2018.

Recent Accounting Pronouncements

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

On January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. As of and for the years ended December 31, 2018 and December 31, 2019, our consolidated financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives and leases standards (ASC 842) for certain companies. Since we are classified as a “small reporting company” and we have a calendar-year end we are eligible for deferring the adoption of ASC 842 to January 1, 2021.

Leases

As noted above the Company intends to adopt ASC 842 on January 1, 2021. However, the adoption of the standard is not expected to have any impact on the Company’s financial statements since all Company leases are currently are month to month, or short-term rentals and are expensed as incurred.

3.	ACCOUNTS RECEIVABLE AND CONCENTRATIONS

The following table sets forth the components of the Company’s accounts receivable on December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Accounts receivable	$38,706	211,041
Total accounts receivable	$38,706	211,041

As of December 31, 2019 and December 31, 2018 the Company evaluated its outstanding trade receivables and established there was no provision for doubtful accounts.

During the year ended December 31, 2019, the Company had one customer that accounted for 80% of revenues and the same customer that accounted for 76% of accounts receivable. During the year ended December 31, 2018, the Company had two customers that accounted for approximately 95% of revenues and one customer that accounted for 89% of accounts receivable.

4.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on December 31, 2019 and 2018:

	December 31, 2019			December 31, 2018
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers, software and office equipment	17,150	(14,800)	2,350	15,821	(12,314)	3,507
Total fixed assets	$17,150	($14,800)	$2,350	$15,821	($12,314)	$3,507

For the years ended December 31, 2019 and 2018, the Company recorded depreciation expense of $2,577 and $4,112 respectively.

5.	TRADEMARKS

The Company’s trademarks have an average remaining legal life of six years on average but are renewal in 7 years at a minimal cost. The Company intends to continuously renew these trademarks and the Company has the resources to do so. Therefore the Company considers these trademarks-indefinite lived intangible assets not subject to amortization.

The following table sets forth the changes in the carrying amount of the Company’s trademarks on December 31, 2019 and 2018:

Balance, January 1, 2018	$457,681
Additions	-
Balance, December 31, 2018	457,681
Additions	18,193
Balance, December 31, 2019	$475,874

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accounts payable and accrued liabilities on December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Accounts payable	273,583	267,961
Due to factor	29.189	95,702
Accrued expenses	84,110	12,804
Deferred income	38,561	3,879
Total accounts payable and accrued liabilities	$425,443	$380,346

7.	RELATED PARTY NOTES AND ACTIVITY

Liabilities Due to Executive and Other Officers

As of December 31, 2019 and 2018, The Company had $5,100,323 and $4,273,511 in non-interest bearing related party notes to its CEO and founder who has funded the Company since inception. Additionally we recorded related party rent expense for a residence occupied by our CEO that also served as our corporate headquarters in the United States.  Our CEO has not taken a salary since the inception of the Company.

During the years ended December 31, 2019 and 2018 we recorded related party consulting expenses of $12,783 and $223,762, respectively. The consulting expenses incurred were for a Director who also served as a Business Development Executive in the Company.

As of December 31, 2019 and 2018 we had accounts payable due to related parties of $70,719 and $85,526.

8.	INCOME TAXES

The Company has not made provision for income taxes for the year end December 31, 2019 and 2018, since the Company has the benefit of net operating losses in these periods.

Income tax expense	2019	2018

Current income tax expense
Federal	$-	$-
State	-	-
Foreign	-	-
Total current income tax expense	$-	$-

Deferred income tax expense
Federal	$-	$-
State	-	-
Foreign	-	-
Total deferred income tax expense	$-	$-

Rate reconciliation	2019		2018

Pretax Book Income	$(1,026,750)		$(1,586,434)
Provision at Statutory Rate	(215,617)	21.00%	(333,151)	21.00%
Permanent Differences	4,520	-0.44%	4,790	-0.30%
Change in Valuation Allowance	196,472	-19.14%	321,977	-20.30%
Foregin tax rate difference	6,283	-0.61%	31,272	-1.97%
Other Adjustment	8,342	-0.81%	(24,888)	1.57%
Total Tax Expense (benefits)	$-	0.00%	$-	0.00%

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as at December 31, 2019 and 2018. The Company has net operating loss carryforward of $3,576,247 and $2,827,737 as at December 31, 2019 and 2018. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses as determined by respective tax regulating authorities. The Company’s federal tax returns remain subject to examination by the respective tax authorities.

For the years ended December 31, 2019 and 2018, the Company’s tax rates were 21% in the U.S. and 19% in the U.K.

Net deferred tax assets consist of the following:

Deferred tax assets	12/31/2019	12/31/2018

Deferred tax assets by jurisdiction
Federal	$144,354	$-
State	-	-
Foreign	823,031	740,258
Valuation Allowance	(967,385)	(740,258)
Net deferred tax assets	$-	$-

Deferred tax assets by components
Fixed assets	211,303	202,988
Start-up cost	69,463	-
Net operation loss	686,620	537,270
Valuation Allowance	(967,385)	(740,258)
Net deferred tax assets	$-	$-

9.	STOCKHOLDERS’ EQUITY

Common stock

During 2019 the Company was redomiciled from the United Kingdom to the United States. As of December 31, 2019 the Company was authorized to issue 10,000,000 shares of common stock, par value of $0.001 per share and had 4,600,000 of common stock issued and outstanding as of December 31, 2019. The 4,600,000 shares were comprised of 4,500,000 shares held by the Company’s founder and CEO, and 100,000 shares were held by other founders. These shares were valued at par of $460.

Prior to 2019 the Company’s capitalization was comprised of 2,000 shares, par value $1.00 held by the Company’s founder.

10.	COMMITMENTS AND CONTINGENCIES

In the U.K. the Company leases temporary desk sharing space at the rate of $207 per month pursuant to a 1-year lease which expires in Dec. 2021. The office staff works remotely due to the onset of Covid-19. Additionally the Company’s lease in Los Angeles, California at rate of $11,000 per month expired on June 30, 2020 and was not renewed.

11.	SUBSEQUENT EVENTS

In accordance with ASC 855-10 management has performed an evaluation of subsequent events from December 31, 2019, through the date the financial statements were available to be issued and noted there were no subsequent events requiring disclosure.

In July, 2020 the Company received Covid-19 relief program loan from Barclays Bank in UK for £50,000.

On July, 30 2020 the Company entered into a one-year maturity, 15% convertible note agreement with a private investor for $200,000. The Company began making payments on this debt in the amount of $2,500 monthly commencing in October, 2020. In February, 2021 this Note was converted to 67,980 common shares donated by the Company’s Founder and CEO from his personal shares owned and did not increase the Company’s issued and outstanding shares.

During the period from April 15, 2020 through October 19, 2020 the Company raised $5,000,000 from the private placement of 906,404 of its common shares to three accredited investors. These shares were donated by the Company’s Founder and CEO from his personal shares owned and did not increase the Company’s issued and outstanding shares.

ALKEON CREATORS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Current assets

Cash and cash equivalents	$3,688,024	$3,260
Accounts receivable	5,544	38,706
Other receivable	10,515	717
Total current assets	3,704,084	42,683
Trademark	460,289	475,874
Office equipment	4,068	2,350
Total Assets	$4,168,441	$520,907

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$325,997	$273,582
Accounts payable related party	68,403	70,719
Due to factor	-	29,189
Accrued expenses	123,875	84,110
Deferred Income	-	38,561
Convertible notes payable	200,000
Notes payable related party	5,411,139	5,100,323
Total current liabilities	6,129,414	5,596,484
Total Liabilities	6,129,414	5,596,484

Stockholders’ Equity
Common stock, $0.0001 par value; 10,000,000 shares authorized, 4,600,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019	460	460
Additional paid in capital	4,237,468	137,468
Retained earnings (deficit)	(6,338,291)	(5,218,343)
Accumulated other comprehensive income (loss)	139,390	4,838
Total Stockholders’ Equity (Deficit)	(1,960,973)	(5,075,577)
Total Liabilities and Stockholders’ (Equity)	$4,168,441	$520,907

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period ended		Nine Month Period ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Revenue	$10,438	$145,439	$709,040	$528,620
COGS	-	-	770	-
Gross profit	10,438	145,439	708,270	528,620

Operating Expenses:
Selling, general & administrative	52,227	154,554	77,686	339,730
Depreciation	563	642	1,689	1,926
Travel and entertainment	-	4,888	(1,883)	21,078
Professional fees	-	-	13,008	24,919
Consulting fees	395,161	307,763	1,588,184	632,758
Related party rent expense	-	-	45,000	-
Total operating expenses	447,951	491,847	1,723,684	1,018,485
Income (loss) from operations	(437,514)	(346,408)	(1,015,414)	(489,865)

Other income (expense)
Interest (expense)	(100,000)	-	(104,533)	-
Finance charges	-	-	-	456
Other income (expense) net	(100,000)	-	(104,533)	456
Income (loss) before provision for income taxes	(537,514)	(346,408)	(1,119,947)	(489,409)
Provision (credit) for income tax	-	-	-	-
Net income (loss)	(537,514)	$(346,408)	(1,119,947)	$(489,409)

Basic and diluted earnings(loss) per common share	$(0.12)	$(0.08)	$(0.24)	$(0.11)

Weighted average number of shares outstanding	4,600,000	4,600,000	4,600,000	4,600,000

Comprehensive loss:
Net income (loss)	$(537,514)	$(346,408)	$(1,119,947)	$(489,409)
Foreign currency translation adjustment	139,902	4,887	134,552	(173,210)
Comprehensive income (loss)	$(397,612)	$(341,522)	$(985,395)	$(662,619)

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited)

	Period ended
	September 30,	September 30,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(1,119,947)	$(489,409)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	1,689	-
Amortization of note discount	100,000
Changes in operating assets and liabilities
Accounts receivable	21,865	124,300
VAT receivable (payable)	(30,034)	(4,022)
Accounts payable	50,393	336,063
Accounts payable related party	-	30,891
Net cash provided by (used for) operating activities	(976,034)	(2,178)

Cash Flows From Investing Activities:
Purchase of fixed assets	(3,500)	-
Net cash provided by (used for) investing activities	(3,500)	-

Cash Flows From Financing Activities:
Convertible notes	200,000
Proceeds from the sale of common stock	4,000,000	-
Notes payable related party	464,156	-
Net cash provided by (used for) financing activities	4,664,156	-

Effect of exchange rates on cash and cash equivalents	142	(372)
Net Increase (Decrease) In Cash	3,684,764	(2,550)
Cash At The Beginning Of The Period	3,260	12,203
Cash At The End Of The Period	$3,688,024	$9,653

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ALKEON CREATORS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

			Additional	Retained	Accumulated other
	Common Stock		paid in	earnings	comprehensive	Equity/
	Shares	Value	capital	(Deficit)	income (loss)	Deficit
Balances at December 31, 2018	2,000	$2,000	$-	$(4,191,593)	$178,048	$(4,011,545)

Recapitalization	(2,000)	$(2,000)				(2,000)

Donated Capital/Paid in capital			137,468			137,468

Issuance of Founders shares to officer	4,500,000	450				450

Issuance of Founders shares to employees	100,000	10				10

Net loss				(489,409)		(489,409)

Accumulated other comprehensive income (loss)					(173,210)	(173,210)
September 30, 2019	4,600,000	$460	$137,468	$(4,681,002)	$4,838	$(4,538,236)

Balance at December 31, 2019	4,600,000	$460	$137,468	$(5,218,343)	$4,838	$(5,075,577)

906,404 shares donated by the Company’s CEO sold to investors			4,000,000			4,000,000
Beneficial conversion feature of convertible dent			100,000			100,000

Net loss				(1,119,947)		(1,119,947)

Accumulated other comprehensive income (loss)					134,552	134,552
September 30, 2020	4,600,000	$460	$4,237,468	$(6,338,290)	$139,390	$(1,960,973)

ALKEON CREATORS, INC.

Notes to Consolidated Financial Statements

(Unaudited)

1.	NATURE OF OPERATIONS

Alkeon Creators, Inc (“Alkeon”, the “Company”) is a global software-as-a- service (“SaaS”) market-network connecting curated brands and selected buyers primarily via the Internet. This is accomplished through the Company’s proprietary artificial intelligence platforms and its enterprise solutions.

The Company currently operates its business through a parent company and the four wholly-owned subsidiaries:

●	Alkeon Creators Inc. (“Alkeon”) was incorporated in February 2019 in Delaware. It is the parent company of Born Creative Holdings Limited (“BCHL”) and its three subsidiaries. BCHL was incorporated in the United Kingdom (“UK”) in November 2016.

●	Prior to the formation of Alkeon in 2019, BCHL was the parent company of three wholly owned subsidiaries, all of which UK based.

➢	Born Creators Limited (“BCL”) was incorporated in June 2014 in the UK and is based in London.

➢	Born Awards Limited (“BAL”) was incorporated in November 2016 and is based in London

➢	Born Brands Limited (“BBL”) was incorporated in November 2016 and is based in London

BCHL was incorporated in the United Kingdom in 2016 with goal of connecting world class designers and products with buyers and getting their products launched. It operates as a curated virtual trade fair and marketplace. In BORN.COM, brands have their showcase profile similar to what they would have in a booth in a trade fair. Buyers/retailers have also their profiles and they can visit/contact and connect with brands. Brands pay an annual subscription fee for having their showcase page. Until March 2020, the Company strategy was to sell to brands individually and invite retailers to set up the marketplace. With Covid-19 pandemic, the company pivoted to a new business revenue line and most of the cost focus was shifted to this. BORN initially competed with trade fairs. With Covid-19 limitations, trade fairs could not take place in 2020 and most are canceled for 2021 as well.

With the virtual trade fair infrastructure that BORN has and has been investing in since 2016, the Company started the product ALKEON Intelligence, which provides technological software for trade fairs. The trade fairs would introduce the number of brands and buyers to the Company.

The Company’s accounting year is December 31.

COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. The UK and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the UK’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has received all of its funding from its founder and CEO Jean-Christophe Chopin. During 2020, the Company raised approximately $5.3 million in proceeds from the private placement of common shares to four accredited investors. These shares were provided from the personal shares of the Company’s Founder and CEO and the proceeds significantly improved the Company’s liquidity in 2020.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the periods ended September 30, 2020 and December 30, 2019, the consolidated financial statements include the accounts of Alkeon and its wholly-owned subsidiaries, BCHL,BCL,BAL and BBL. All intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, purchase price allocation of acquired businesses, impairment of goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. This new guidance was initially effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016 and early adoption was not permitted. However, in July 2015, the FASB voted to defer the effective date of this ASU by one year for reporting periods beginning after December 15, 2017, with early adoption permitted as of the original effective date. As a result, the effective date for the Company is January 1, 2018.

Entities have the option of using either a full retrospective or a modified approach to adopt the guidance. The Company adopted this ASU in accordance with the modified retrospective method, effective January 1, 2018 for all contracts not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606.

The Company identifies a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the Company’s contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

The Company determines the transaction price for each contract based on the consideration it expects to receive for the distinct services being provided under the contract.

The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as it performs under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

●	Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2020 and December 31, 2019. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. As of September 30, 2020 and December 31, 2019 the Company had $3,688,024 and $3,260 respectively in cash on hand.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company had no allowance for bad debts as of September 30, 2020 and December 31, 2019.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations.

Depreciation is provided at the following annual rates in order to write off the cost less estimated residual value of each asset over its estimated life.

The only fixed assets in the Company is computer equipment which is depreciated over a four year period.  As of September 31, 2020 and December 31, 2019, the Company had $4,068 and $2,350 in computer equipment net of depreciation, respectively.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Our amortizable intangible assets consist of indefinite-lived trade names which are amortized.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment on September 30, 2020 and December 31, 2019 on our subsidiaries with goodwill and intangible asset amounts on their respective balance and determined that no impairment existed for trademarks.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at September 30, 2020 and December 31, 2019.

Factoring

The Company accounts for the transfer of our accounts receivable to a third party under a factoring agreement in accordance with ASC 860-10-40-5 “Transfers and Servicing”. ASC 860-10 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable) we do not meet the third test of effective control since our accounts receivable sales agreement with the factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability, due to factors, in “accrued liabilities” on our consolidated balance sheet. As of September 30, 2020, and December 31, 2019, the amounts due to factors were $0 and $29,189, respectively.

Foreign Currency Translation

With the exception of Alkeon, the functional and reporting currency of all Born UK entities is the British pound (“GBP”). Management has adopted FASB ASC 830, Foreign Currency Matters for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company’s operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company’s stockholders’ equity.

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of September 30, 2020, and December 31, 2019, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling and marketing expenses.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. There were no dilutive equivalents as of September 30, 2020 and December 31, 2019.

Recent Accounting Pronouncements

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

On January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. As of and for the years ended September 30, 2020 and December 31, 2019, our consolidated financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives and leases standards (ASC 842) for certain companies. Since we are classified as a “small reporting company” and we have a calendar-year end we are eligible for deferring the adoption of ASC 842 to January 1, 2021.

Leases

As noted above the Company intends to adopt ASC 842 on January 1, 2021. However, the adoption of the standard is not expected to have any impact on the Company’s financial statements since all Company leases are currently are month to month, or short-term rentals and are expensed as incurred.

3.	ACCOUNTS RECEIVABLE AND CONCENTRATIONS

The following table sets forth the components of the Company’s accounts receivable on September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

Accounts receivable	$5,544	38,706
Total accounts receivable	$5,544	38,706

As of September 30, 2020 and December 31, 2019 the Company evaluated its outstanding trade receivables and established there was no provision for doubtful accounts.

During the nine months ended September 30, 2020, the Company had 2 customer that accounted for 91% of revenues and the same customer that accounted for 0% of accounts receivable. During the year ended December 31, 2019 the Company had one customer that accounted for approximately 80% of revenues and one customer that accounted for 76% of accounts receivable.

4.	TRADEMARKS

The Company’s trademarks have an average remaining legal life of six years on average but are renewal in 7 years at a minimal cost. The Company intends to continuously renew these trademarks and the Company has the resources to do so. Therefore the Company considers these trademarks-indefinite lived intangible assets not subject to amortization.

The following table sets forth the changes in the carrying amount of the Company’s trademarks on September 30, 2020 and December 31, 2019:

Balance, January 1, 2018	$457,681
Additions	-
Balance, December 31, 2019	457,681
Additions	18,193
Balance, December 31, 2019	$475,874
Less :	(15,585)
Balance, September 30, 2020	$460,289

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accounts payable and accrued liabilities on September 30, 2020 and December 31, 2019.

	September 30, 2020	December 31, 2019
Accounts payable	$325,997	$273,583
Due to factor	-	29,189
Accrued expenses	123,875	84,110
Deferred income	-	38,561
Total accounts payable and accrued liabilities	$449,872	$425,443

6.	RELATED PARTY NOTES AND ACTIVITY

Liabilities Due to Executive and Other Officers

As of September 30, 2020 and December 31, 2019, The Company had $5,411,139 and $5,100,323 in non-interest bearing related party notes to its CEO and founder who has funded the Company since inception. Additionally we recorded related party rent expense for a residence occupied by our CEO that also served as our corporate headquarters in the United States.  Our CEO has not taken a salary since the inception of the Company.

As of September 30, 2030 and December 31, 2019 we had accounts payable due to related parties of $68,403 and $70,719, respectively.

7.	CONVERTIBLE NOTES

On July 30, 2020, the Company entered into a $200,000 unsecured convertible note agreement bearing interest at 15% with an accredited investor. Additionally, the noteholder had the option to convert his note at a 15% of the face value of the Note into equity in the event the Company raised additional capital. The Company recorded $100,000 in interest expense for this beneficial conversion feature during the nine months ended September 30, 2020. As of September 30, 2020 and December 31, 2019, the balance of convertible notes outstanding was $200,000 and $-0-, respectively.

8.	STOCKHOLDERS’ EQUITY

Common stock

During 2019 the Company was redomiciled from the United Kingdom to the United States. As of September 30, 2019, the Company was authorized to issue 10,000,000 shares of common stock, par value of $0.0001 per share and had 4,600,000 of common stock issued and outstanding as of September 30, 2020 and December 31, 2019. During the nine months ended September 30, 2020 the Company’s founder and CEO donated 906,404 of his personal shareholdings to the Company who sold those shares to three accredited investors and raised $4,000,000 in proceeds for the Company. These shares issued to the accredited investor did not increase the company’s issued am outstanding shares

Prior to 2019 the Company’s capitalization was comprised of 2,000 shares, par value $1.00 held by the Company’s founder.

9.	COMMITMENTS AND CONTINGENCIES

In the U.K. the Company leases temporary desk sharing space at the rate of $207 per month pursuant to a 1-year lease which expires in Dec. 2021. The office staff works remotely due to the onset of Covid-19. Additionally, the Company’s lease in Los Angeles, California at rate of $11,000 per month expired on June 30, 2020 and was not renewed.

10.	SUBSEQUENT EVENTS

In accordance with ASC 855-10 management has performed an evaluation of subsequent events from September 30, 2020, through the date the financial statements were available to be issued and noted there were no subsequent events requiring disclosure.

In October 2020, the Company raised $1,000,000 from the private placement of 226,601 of its shares to an accredited investor. These shares were provided by the Company’s Founder and CEO from his personal shares owned and did not increase the Company’s issued and outstanding shares.

In February, 2021 a convertible noteholder converted his $200,000 convertible note to 67,980 common shares donated by the Company’s Founder and CEO from his personal shares owned and did not increase the Company’s issued and outstanding shares.

(d) Exhibit

Exhibit No.	Description
3.1	Articles of Incorporation and Amendments of Born, Inc.*
3.2	Amended and Restated Bylaws of Born Inc.
3.3	Certificate of Amendment, Motion for Custodianship, and Certificate of Reinstatement#
3.4	Certificate of Amendment and Certificate of Change of Born, Inc.+
3.5	Certificate of Incorporation of Alkeon Creators, Inc.
3.6	Certificate of Incorporation of Born Awards Limited
3.7	Certificate of Incorporation of Born Creative Holdings Limited
3.8	Certificate of Incorporation of Borncom Limited
3.9	Certificate of Incorporation of Born Brands Limited
10.1	Share Exchange Agreement
10.2	Employment Agreement with Jean Christophe Chopin, dated November 20, 2020
21.1	Subsidiaries
99.1	Resignation and appointment, dated February 16, 2021.

*	Incorporated by reference to the Registration Statement on Form SB-2, filed on June 8, 2007.
#	Incorporated by reference to the Annual Report on Form 10-K, filed on July 21, 2020.
+	Incorporated by reference to the Current Report on Form 8-K, filed on December 1, 2020.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16, 2021	BORN, INC.

/s/ Jean Christophe Chopin
	By:	Jean Christophe Chopin, Chief Executive Officer